As filed with the Securities and Exchange Commission on May 17, 2019
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLANTRONICS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	77-0207692 (I.R.S. Employer Identification No.)
345 Encinal Street
Santa Cruz, California 95060
(831) 426-5858
(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)

Mary Huser
Executive Vice President, Chief Legal and Compliance Officer
345 Encinal Street
Santa Cruz, California 95060
(831) 426-5858
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Patrick G. Quick
Jessica S. Lochmann
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin, 53202
(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

14821-8080-8594.8

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	6,352,201	$43.78	$278,099,359.78	$33,706

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock of the registrant.

(2)
Estimated pursuant to Rule 457(c), the offering price and registration fee are based on the average of the high and low prices for the registrant’s common stock on May 13, 2019, as reported on the New York Stock Exchange. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholder in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

2
2

Prospectus

PLANTRONICS, INC.

____________________
6,352,201 Shares of Common Stock
____________________
This prospectus relates to the offer and sale of up to 6,352,201 shares of our common stock, par value $0.01 per share, by the selling stockholder named in the “Selling Stockholder” section of this prospectus. The selling stockholder may sell shares of our common stock through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices, either directly to purchasers in a block trade or through one or more underwriters, who may receive compensation in the form of fees, discounts or commissions. We provide more information about how the selling stockholder may sell our shares of common stock in the section of this prospectus entitled “Plan of Distribution.” When the selling stockholder sells shares of our common stock, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. You should read this prospectus, any related prospectus supplement and any other offering material carefully before you invest.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. We may bear a portion of the expenses related to the registration and offering of shares of our common stock, provided that the selling stockholder will pay any applicable underwriting fees, discounts or commissions.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “PLT.” On May 15, 2019, the last reported sale price of our common stock on the NYSE was $47.14.
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus. In addition, risks associated with any investment in our common stock may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”
____________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
____________________
The date of this prospectus is May 17, 2019.

ABOUT THIS PROSPECTUS
Unless the context otherwise requires or as otherwise specifically stated, in this prospectus, “we,” “us,” “our” and “ours” refer to Plantronics, Inc.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this shelf registration process, the selling stockholder may, from time to time, offer and sell shares of our common stock in one or more offerings or resales in amounts, at prices and on terms that will be determined at the time of the offering.
This prospectus provides you with a general description of the shares of our common stock the selling stockholder may offer. Each time the selling stockholder offers shares of our common stock, the selling stockholder is required to provide you with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any underwriters, broker-dealers or agents involved in the sale of the shares of our common stock. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should not assume that the information in this prospectus or any applicable prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any applicable prospectus supplement, is accurate as of any date other than the respective date of this filing or such earlier date of any such information as may be stated therein.. Our business, financial condition, results of operations and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement.
Neither we nor the selling stockholder have authorized any other person to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder will not make an offer to sell or solicitation to buy the shares of our common stock in any jurisdiction in which any such offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward-looking statements may generally be identified by the use of such words as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “shall,” “will,” “would,” or variations of such words and similar expressions, or the negative of these terms. Specific forward-looking statements contained within this prospectus and our filings with the SEC may include, but are not limited to, statements regarding: (i) our expectations for the impact of the acquisition of Polycom, Inc. (“Polycom”) as it relates to our strategic vision and additional market opportunities for our combined hardware and services offerings, (ii) our beliefs regarding the key factors of our customers' purchasing decisions, drivers for customers' solutions adoption, and the ability of our solutions to provide our users with the versatility and convenience they desire, (iii) our beliefs regarding the Unified Communications and Collaboration (“UC&C”) market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, (iv) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions, (v) our beliefs regarding the mobile headset category, (vi) our beliefs regarding the service and support offerings and their impact on customer relationships, (vii) our beliefs concerning the factors required to be successful and competitive in the markets we serve and our assessments of our ability to compete, (viii) our beliefs regarding our product development requirements, capabilities and intellectual protection efforts, (ix) our expectations for sales market expansion and sales channel growth, (x) our belief regarding the value of backlog information, (xi) our beliefs regarding our compliance with manufacturing, operational and materials usage laws and regulations, (xii) our beliefs regarding future enterprise growth drivers, (xiii) our expectations regarding the impact of UC&C on headset adoption and how it may impact our investment and partnering activities, (xiv) our expectations for new and next generation product and services offerings, (xv) our intentions regarding the focus of our sales, marketing and customer services and support teams, (xvi) our expenses, including research, development and engineering expenses and selling, general and administrative expenses, (xvii) fluctuations in our cash provided by operating activities as a result of various factors, including fluctuations in revenues and operating expenses, timing of product shipments, accounts receivable collections, inventory and supply chain management, and the timing and amount of taxes and other payments, (xviii) our future tax rate and payments related to unrecognized tax benefits, (xix) our anticipated range of capital expenditures for the remainder of Fiscal Year 2020 and the sufficiency of our cash, cash equivalents, and cash from operations to sustain future operations and discretionary cash requirements, (xx) our ability to pay future stockholder dividends or repurchase stock, (xxi) our expectations regarding our debt obligations and our ability to draw funds on our credit facility as needed and (xxii) the sufficiency of our capital resources to fund operations, and other statements regarding our future operations, financial condition and prospects, and business strategies.
Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.  Factors that could cause actual results and events to differ materially from such forward-looking statements include, but not limited to, those discussed in the section of this prospectus and any applicable prospectus supplement entitled “Risk Factors,” as well as the “Risk Factors” and other similar sections contained in our Annual Report on Form 10-K, for the fiscal year ended on March 30, 2019, filed with the SEC on May 17, 2019 and other documents we have filed with the SEC.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY
We are a leading global designer, manufacturer, and marketer of integrated communications and collaboration solutions that span headsets, Open SIP desktop phones, audio and video conferencing, cloud management and analytics software solutions, and services. Our major product categories are Enterprise Headsets, which includes corded and cordless communication headsets; Consumer Headsets, which includes Bluetooth and corded products for mobile device applications, personal computer and gaming; Voice, Video, and Content Sharing Solutions, which includes Open SIP desktop phones, conference room phones, and video endpoints, including cameras, speakers, and microphones. Our solutions are designed to work in a wide range of Unified Communications & Collaboration, Unified Communication as a Service, and Video as a Service environments. Our RealPresence collaboration solutions range from infrastructure to endpoints and allow people to connect and collaborate globally and naturally. In addition, we have comprehensive support services including support on our solutions and hardware devices, as well as professional, hosted, and managed services. We operate our business as one segment.
We sell our Enterprise Headsets products through a high-touch sales team and a well-developed global network of distributors and channel partners including value-added resellers, integrators, direct marketing resellers, service providers, and resellers. We sell our Consumer Headsets products through both traditional and online consumer electronics retailers, consumer product retailers, office supply distributors, wireless carriers, catalog and mail order companies, and mass merchants.
On July 2, 2018, we completed our acquisition (the “Acquisition”) of all of the issued and outstanding shares of capital stock of Polycom for approximately $2.2 billion in stock and cash. The Acquisition was consummated in accordance with the terms and conditions of the Stock Purchase Agreement, dated March 28, 2018, among the Company, Triangle Private Holdings II, LLC and Polycom (the “Purchase Agreement”).
We were originally founded and incorporated as Plantronics in 1961 and became a public company in 1994. In March 2019, we changed the name under which we market ourself to Poly. We remain incorporated in the State of Delaware under the name Plantronics, Inc. and are listed on the New York Stock Exchange ("NYSE") under the ticker symbol "PLT".
Our headquarters are located at 345 Encinal Street, Santa Cruz, California 95060, and our telephone number is (831) 426-5858.

RISK FACTORS
Investing in our common stock involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and in any applicable prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of our securities.

USE OF PROCEEDS
Unless otherwise described in any applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. All of the shares of our common stock offered by the selling stockholder pursuant to this prospectus and any applicable prospectus supplement will be sold by the selling stockholder for its own account. We may bear a portion of the expenses of the registration and offering of common stock by the selling stockholder, provided that the selling stockholder will pay fees and disbursements of legal counsel for itself, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, out-of-pocket expenses related to a “road-show” for additional underwritten offerings that we are not obligated to participate in, transfer taxes and underwriting discounts on the shares to be sold.

SELLING STOCKHOLDER
On July 2, 2018, we completed our acquisition of Polycom pursuant to the Purchase Agreement. At the closing of the Acquisition, we paid the selling stockholder the aggregate purchase price for the capital stock of Polycom, consisting of (i) 6,352,201 shares of our common stock (the “Stock Consideration”) and (ii) $1.638 billion in cash (the “Cash Consideration”).  Portions of the Stock Consideration and the Cash Consideration were each deposited into escrow accounts to secure certain indemnification obligations of the selling stockholder pursuant to the Purchase Agreement. Pursuant to the Stockholder Agreement, we agreed to register the shares of our common stock issued to the selling stockholder through the payment of the Stock Consideration.
This prospectus relates to the possible resale by the selling stockholder of shares of common stock that it acquired in connection with the Acquisition. The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares that the selling stockholder acquired under the Purchase Agreement, subject to the limitations described herein and contained in the Stockholder Agreement.
The following table presents information regarding the selling stockholder and the shares that the selling stockholder may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder and reflects holdings as of May 8, 2019. As used in this prospectus, the term “selling stockholder” includes the selling stockholder identified below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer.
The information shown in the table with respect to the percentage of shares of common stock beneficially owned before the offering is based on 39,517,825 shares of common stock outstanding as of May 8, 2019. Because the selling stockholder may resell all or part of its shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholder upon termination of any offering made hereby. The information shown in the table with respect to the percentage of outstanding common stock after the offering assumes that all shares of common stock registered on behalf of the selling stockholder have been offered and sold hereby. The selling stockholder may also offer and sell less than the number of shares indicated.
Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, the selling stockholder named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it.

	Shares Beneficially Owned Before and After this Offering
Name and address of beneficial owner	Shares Beneficially Owned Before this Offering	Percentage of Shares Beneficially Owned	Number of Shares Being Offered	Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering
Triangle Private Holdings II, LLC (1) (2)	6,352,201	16.1%	6,352,201	0	0%
________
(1)    Includes 1,320,612 shares of our common stock placed into escrow to secure certain post-closing indemnification obligations.

(2)    Triangle Private Holdings II, LLC, the selling stockholder, is controlled by its sole member, Triangle Private Holdings I, LLC, a Delaware limited liability company (“Triangle Holdings I”). Triangle Holdings I is controlled by its sole member, Triangle Private Investments, LLC, a Delaware limited liability company (“Triangle Parent”). Triangle Parent is controlled by its members, Siris Partners III, L.P., a Delaware limited partnership (“Siris Fund III”) and Siris Partners III Parallel, L.P., a Delaware limited partnership (“Siris Fund III Parallel”). Each of Siris Fund III and Siris Fund III Parallel is controlled by its general partner, Siris Partners GP III, L.P., a Delaware limited partnership (“Siris Fund III GP”). Siris Fund III GP is controlled by its general partner, Siris GP HoldCo III, LLC, a Delaware limited liability company (“Siris Fund III GP HoldCo”). Siris Capital Group III, L.P., a Delaware limited partnership (“Siris Fund III Advisor”) serves as investment manager to Siris Fund III and Siris Fund III Parallel pursuant to investment management agreements with each of them. Siris Capital Group, LLC, a Delaware limited liability company (“Siris Capital Group”) shares investment management authority in respect of Siris Fund III and Siris Fund III Parallel pursuant to an agreement between Siris Fund III Advisor and Siris Capital Group. Siris Fund III Advisor is controlled by its general partner, Siris Group GP, LLC, a Cayman Islands exempted limited liability company (“Siris Group GP”). Siris Capital Group is controlled by its managing member, Siris Group GP. Each of Siris Fund III GP HoldCo and Siris Group GP is controlled collectively by Frank Baker, Peter Berger and Jeffrey Hendren, each a United States citizen.
Stockholder Agreement
In connection with the closing of the Acquisition, we entered into the Stockholder Agreement with the selling stockholder, which governs the selling stockholder’s ownership of our common stock.
Board Representation
Pursuant to the Stockholder Agreement, we agreed to appoint two representatives of the selling stockholder to our board of directors at the closing of the Acquisition. As a result, on July 2, 2018, we increased the size of our board of directors to ten and appointed Frank Baker and Dan Moloney to our board of directors. Mr. Baker and Mr. Moloney are the Co-Founder and Managing Partner and Executive Partner, respectively, of Siris Capital Group, LLC, an affiliate of the selling stockholder. We have further agreed to continue to nominate, and use commercially reasonable efforts to cause to be elected (or appointed, as applicable), representatives selected by the selling stockholder to serve on our board of directors based on the selling stockholder’s percentage ownership of our common stock (as calculated pursuant to the Stockholder Agreement) and the overall size of our board of directors (assuming that we have 11 or fewer directors), with the number of such representatives being determined in accordance with the following table:

Ten (10) Company Directors		Eleven (11) Company Directors
Selling Stockholder Percentage Ownership	Selling Stockholder Directors	Selling Stockholder Percentage Ownership	Selling Stockholder Directors
14% or greater	2	13% or greater	2
9% to 14%	1	8% to 13%	1
Less than 9%	0	Less than 8%	0

    Pursuant to the Stockholder Agreement, one or more of the selling stockholder directors will be required to resign from our board upon a change in the selling stockholder’s percentage ownership of our common stock (as calculated pursuant to the Stockholder Agreement) that causes the number of selling stockholder directors serving on our board of directors to exceed the number we would be required to nominate in accordance with the table above. As a result, the sale of our common stock by the selling stockholder pursuant to this prospectus (which will decrease the selling stockholder’s percentage ownership of our common stock) may result in the resignation of one or more of the selling stockholder directors following such sale.
Standstill Restrictions
The Stockholder Agreement contains a standstill covenant, which prohibits the selling stockholder and its affiliates from taking certain actions until the three (3) year anniversary of the date of the Stockholder Agreement (July 2, 2021) and for such period thereafter as a director appointed on behalf of the selling stockholder serves on our board of directors (the “Standstill Period”).
Such prohibited activities include:

•	acquiring any additional shares of our common stock, including through the acquisition of Beneficial Ownership (as defined in the Stockholder Agreement) of our common stock;

•
make, initiate or, subject to certain exceptions, participate in any tender offer or exchange offer for our common stock or any acquisition proposal (whether by merger, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction) involving us or our subsidiaries and not recommended by our board of directors;

•	seek to demand, request to demand, demand or join in any demand for a meeting of our stockholders;

•	nominate a director for election to our board of directors through any “proxy access” procedure;

•
make, initiate or participate in any “solicitation” of “proxies” (as those terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) in opposition to our board of directors;

•
fail to vote the common stock then held by the selling stockholder or its affiliates in favor of the nominees chosen by our board of directors (provided that we are in compliance with our obligations to nominate selling stockholder representatives to our board of directors); or

•	disclose any intention inconsistent with any of the foregoing.
In addition, during the Standstill Period, the selling stockholder may not form, join or participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act, and the rules promulgated thereunder), other than a group involving the selling stockholder and its affiliates, pooling agreement, syndicate or voting trust with respect to the matters described above, or otherwise act in concert with another stockholder of the Company with respect to the matters described above. The selling stockholder also may not act, alone or in concert with others, to seek to control our management, board of directors or policies, seek to remove or support anyone else in seeking to remove, without cause, any member of our board of directors (other than a director appointed on behalf of the selling stockholder), or encourage any other person to do so or agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, assist, induce or encourage any other person to take, or enter into discussions with any third party with respect to the taking of, any action prohibited by the standstill provisions of the Stockholder Agreement described (subject to the limitations stated therein).
Other than in connection with enforcement of the selling stockholder’s rights under the Stockholder Agreement, the Purchase Agreement and the other agreements contemplated thereby, the selling stockholder may not act, alone or in concert with others, to knowingly and directly encourage, facilitate, incite, or seek to cause others to instigate legal proceedings against us or any of our subsidiaries or their respective officers, directors, or employees.
The Stockholder Agreement provides that, under limited circumstances, the selling stockholder may participate in a tender offer or exchange offer of our common stock or any acquisition proposal (whether by merger, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction) involving us or our subsidiaries and not recommended by our board of directors, provided that prior to such participation, all then-serving directors selected by the selling stockholder must resign and we will have no further obligation to nominate representatives of the selling stockholder to our board of directors.
Transfer Restrictions
Pursuant to the Stockholder Agreement, and except as otherwise provided therein, the selling stockholder cannot, without our prior written consent, directly or indirectly transfer (as defined in the Stockholder Agreement) all or any part of the shares of our common stock received in the Acquisition or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Company pursuant thereto (the “Lock-up Restriction”); provided, however, that the Lock-up Restriction shall not apply with respect to certain transfers to any affiliate of the selling stockholder that is not a portfolio company of the selling stockholder in accordance with the Stockholder Agreement.
As further set forth in the Stockholder Agreement, the Lock-Up Restriction shall be phased out as follows: (i) on and after July 2, 2019 until January 2, 2020, the selling stockholder may transfer up to one-third (1/3) of the total number of shares of our common stock subject to the Lock-Up Restriction; (ii) on and after January 2, 2020 until July 2, 2020, the selling stockholder may transfer up two-thirds (2/3) of the total number of shares of our common stock subject to the Lock-Up Restriction; and (iii) on and after July 2, 2020, the Lock-Up Restriction shall no longer apply. As a result, sales of our common stock by the selling stockholder pursuant to this prospectus may be limited by the provisions of the Lock-Up Restriction.
In addition, subject to limited exceptions, the selling stockholder is generally prohibited from transferring its shares of our common stock to any person or group of persons who, based on the reasonable inquiry of the selling stockholder, is or would be, as a result of the proposed transfer or a series of transactions involving our common stock, required under Section 13(d) of the Exchange Act to file a Schedule 13D with the SEC upon such person or group of persons acquiring an ownership stake (whether direct or beneficial) in us that equals or exceeds 5% of the then-outstanding shares of our common stock.
Preemptive Rights
For so long as the selling stockholder’s percentage ownership interest in us (as calculated pursuant to the Stockholder Agreement) is equal to five percent (5%) or greater, we have granted the selling stockholder the right to purchase shares of our common stock in certain transactions where we issue new shares of common stock (or securities convertible into common stock) at a price lower than the selling stockholder’s basis in the shares issued at the closing of the Acquisition ($56.961). This right does not extend to shares issued in employee benefit plans, dividends, splits, or certain other transactions. The selling stockholder may exercise this pre-emptive right to purchase up to its proportionate share of the common stock being issued in a qualifying transaction.
Registration Rights
Pursuant to the Stockholder Agreement, we have granted the selling stockholder customary registration rights. The registration statement of which this prospectus forms a part has been filed pursuant to the Stockholder Agreement to satisfy our obligations to file and maintain a registration statement for any related sales by the selling stockholder. In addition, the selling stockholder has the right (subject to certain limitations, including the transfer restrictions described above) to participate in, or “piggyback” on, certain public equity offerings we seek to effect. The underwriters for such “piggyback” offering may scale back the number of shares subject to registration rights included in such offering.
If it intends to sell shares under the registration statement, the selling stockholder shall deliver a written notice to us stating its intention to sell shares at least fifteen (15) days prior to the commencement of any offering. If the continued use of such registration statement at such time would: (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving us; (ii) render us unable to comply with requirements under the Securities Act or Exchange Act; (iii) require us to make certain public disclosures; or (iv) in our good faith determination, have a material adverse effect on us, we may suspend use of the registration statement for a period not to exceed sixty (60) continuous days or multiple periods in excess of one-hundred twenty (120) days in any calendar year.
Upon its request, the shares held by the selling stockholder may be sold in firm commitment underwritten offerings. However, we are only obligated to sell shares in an underwritten offering where the estimated gross proceeds are at least $75,000,000. The Stockholder Agreement further limits the maximum number of underwritten offerings that we are required to participate in to one. We may choose the managing underwriter or underwriters in an underwritten offering, subject to the consent of the selling stockholder.
We have agreed to bear expenses relating to the registration of common stock under the Stockholder Agreement. The selling stockholder has agreed to be responsible for fees and disbursements of legal counsel for itself, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, out-of-pocket expenses related to a “road-show” for additional underwritten offerings that we are not obligated to participate in, transfer taxes and underwriting discounts on the shares to be sold.
We granted the selling stockholder, and the selling stockholder granted to us, customary indemnification rights in connection with the registration rights contained in the Stockholder Agreement.
Termination
The Stockholder Agreement shall terminate upon the later of: (i) the earlier of the date as of which all registrable securities under the Stockholder Agreement have been sold pursuant to the registration statement this prospectus forms a part thereof, or another registration statement filed under the Securities Act, and the date as of which the selling stockholder is permitted to sell all of its registrable securities pursuant to Rule 144 under the Securities Act without any time, manner or volume limitations or other restrictions on transfer thereunder; and (ii) such time as there are no registrable securities. Notwithstanding the foregoing, the provisions of the Stockholder Agreement governing the restrictions on transfer of shares by the selling stockholder and the standstill covenant will terminate when the selling stockholder and its affiliates cease to hold any shares of common stock.
The foregoing summary descriptions of the Purchase Agreement and the Stockholder Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The Purchase Agreement and Stockholder Agreement were filed as exhibits to our Current Report on Form 8-K, dated July 2, 2018, and are incorporated by reference herein.

PLAN OF DISTRIBUTION
We are registering 6,352,201 shares of our common stock for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder named in the table above and donees, pledgees, transferees or other successors in interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.
The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•
in a block trade (which may involve crosses), in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE or any other exchange or market.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of shares of our common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the specific terms of any lock-up provisions, the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling stockholder may agree to indemnify an underwriter, broker dealer or agent against certain liabilities related to the selling of our common stock, including liabilities under the Securities Act. The selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares.
Pursuant to the Stockholder Agreement, we have granted the selling stockholder, and the selling stockholder has granted to us, customary indemnification rights in connection with the sale of our common stock, including indemnification from certain liabilities arising under the Securities Act.
In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee, other successor in interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.
The sale of shares by the selling stockholder is subject to certain restrictions on transfer, including volume limitations. In addition, we may suspend use of the registration statement of which this prospectus forms a part under certain circumstances. For additional information, see “Selling Stockholder—Stockholder Agreement”.
The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares our common stock under this prospectus, the selling stockholder may sell its shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS
Foley & Lardner LLP will pass upon the validity of the securities offered pursuant to this prospectus and any prospectus supplements and/or other offering materials. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP may be subject to other conditions and assumptions, as indicated in any prospectus supplements and/or other offering materials.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Plantronics, Inc. for the year ended March 30, 2019 and the audited historical financial statements of Polycom, Inc. included in Exhibit 99.3 of Plantronics, Inc.’s Current Report on Form 8-K dated July 2, 2018 have been so incorporated in reliance on the reports (for which the report on Plantronics, Inc. contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Polycom, Inc. business the registrant acquired during 2018) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Polycom, Inc. as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. We have agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on Polycom Inc.’s financial statements incorporated by reference in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-12696). The SEC maintains a website, www.sec.gov, that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public on our website, https://www.plantronics.com/us/en. The information contained on our website (other than the SEC filings expressly referred to below) is not incorporated by reference herein and does not form a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless we specified in such report, is not incorporated by reference in this prospectus supplement.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of shares of our common stock pursuant to this prospectus:

•	our annual report on Form 10-K for the fiscal year ended March 30, 2019;

•	our current reports on Form 8-K, dated May 6, 2019 and May 17, 2019;

•	our current report on Form 8-K and Form 8-K/A, both dated July 2, 2018; and

•
the description of our common stock contained in Item 1 of the our registration statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, as filed on December 20, 1993, as amended on January 14, 1994, and November 7, 1997 (which in turn incorporates by reference the description of the our common stock set forth in our registration statement on Form S-1 (Reg. No. 33-70744), filed on October 20, 1993, as amended by Amendment No. 1, filed on November 30, 1993, Amendment No. 2, filed December 27, 1993, and Amendment No. 3, filed on January 18, 1994), as updated by the description of our capital stock filed as Exhibit 4.4 to our annual report on Form 10-K for the fiscal year ended March 30, 2019, and any amendment or report updating that description.

We will provide you with copies of these filings, and any exhibits specifically incorporated by reference in these filings, at no cost to you. You may request copies by writing to or telephoning us at our principal executive offices:
Plantronics, Inc.
Attn: Secretary
345 Encinal Street
Santa Cruz, California 95060
(831) 426-5858

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of its filing or such earlier date of any such information as may be stated therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the various costs and expenses payable by the registrant in connection with the registration of the securities being registered. All amounts shown are estimates, with the exception of the SEC registration fee.

Amount
Securities and Exchange Commission registration fee	$33,706
Printing expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	*
Total expenses	$ *
_____________

*	These fees and expenses are calculated based on the amount of shares offered and the number of offerings and, accordingly, cannot be estimated at this time.

Item 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers. This may, under certain circumstances, include indemnification for liabilities arising under the Securities Act as well as for expenses incurred in that regard. The DGCL further provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.
Article Nine of the Registrant's 2009 Restated Certificate of Incorporation, provides that to the fullest extent permitted by the DGCL, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director.
Article 5 of the Registrant's Amended and Restated Bylaws (“Bylaws”) provides, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise at any time during which the bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant the bylaw is sought or at the time any proceeding relating thereto exists or is brought), shall be indemnified and held harmless by the Registrant to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding). The Registrant's Bylaws also provide that the Registrant may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
The Registrant has entered into Indemnification Agreements with its officers and directors, the form of which has been previously filed with the SEC.
The Registrant maintains indemnification insurance under which coverage is provided with respect to acts or omissions by the Registrant's directors, officers and key employees.

Item 16.    EXHIBITS

Exhibit Number	Document Description

1.1*	Form of Underwriting Agreement

2.1
Stock Purchase Agreement, dated March 28, 2018, among Plantronics, Inc., Triangle Private Holdings II, LLC and Polycom, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on July 2, 2018)

4.1
2009 Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on January 20, 2009 (incorporated by reference to Exhibit 3(i) of the Registrant’s Current Report on Form 8-K filed on January 20, 2009)

4.2	Amended and Restated Bylaws of Plantronics, Inc. as amended through July 2, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 2, 2018)

4.3
Credit Agreement dated as of July 2, 2018 among Plantronics, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on July 2, 2018)

5.1**	Opinion of Foley & Lardner LLP (including consent of counsel)

10.1
Stockholder Agreement, dated July 2, 2018, between Plantronics, Inc. and Triangle Private Holdings II, LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on July 2, 2018)

23.1**	Consent of Foley & Lardner LLP (included in Exhibit 5)

23.2**	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.3**	Consent of Independent Auditors, KPMG LLP

23.4**	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

24.1**	Powers of Attorney (contained on the signature page hereto)

_____________________

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17.    UNDERTAKINGS
a.The undersigned registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;
(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)    that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
b.    The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
c.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 17th day of May, 2019.
PLANTRONICS, INC.

By: /s/ Joseph Burton
Joseph Burton
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Joseph Burton, Charles Boynton and Mary Huser, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Joseph Burton
Joseph Burton /s/ Charles Boynton	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2019
Charles Boynton /s/ Robert Hagerty	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 17, 2019
Robert Hagerty /s/ Marv Tseu	Chairman of the Board and Director	May 17 2019
Marv Tseu /s/ Frank Baker	Vice-Chairman of the Board and Director	May 17, 2019
Frank Baker /s/ Kathy Crusco	Director	May 17, 2019
Kathy Crusco /s/ Brian Dexheimer	Director	May 17, 2019
Brian Dexheimer	Director	May 17, 2019
/s/ Greggory Hammann
Greggory Hammann /s/ John Hart	Director	May 17, 2019
John Hart /s/ Guido Jouret	Director	May 17, 2019
Guido Jouret /s/ Marshall Mohr	Director	May 17, 2019
Marshall Mohr /s/ Daniel Moloney	Director	May 17, 2019
Daniel Moloney	Director	May 17, 2019

E-2